EXHIBIT 99.1

First Niagara Profit Up on Organic Growth and Successful Entry Into New England in the Second Quarter of 2011

Second Quarter 2011 Highlights:

  NewAlliance conversion completed with positive customer momentum
  Operating EPS of $0.25 up 14% over the prior-year quarter
  Operating earnings up 43% and 59% over sequential and prior-year quarters
  Merger and restructuring expenses of $0.20 resulted in GAAP EPS of $0.05
  Double-digit organic growth in commercial lending continues, with three year CAGR of 20%
  Credit quality remains exceptional

BUFFALO, N.Y., July 21, 2011 (GLOBE NEWSWIRE) -- Continued growth across all of First Niagara Financial Group, Inc.'s (Nasdaq:FNFG) established regions, combined with entry into New England through its April NewAlliance Bancshares merger, drove higher revenue and operating earnings in the second quarter of 2011. The company again delivered a strong performance with the benefit of superior growth and asset quality trends.

"While our New England team successfully completed the NewAlliance conversion, seamlessly converting 350,000 customer accounts in Connecticut and Massachusetts, our continuing focus on our customers and all of the markets we serve again resulted in very strong loan and deposit growth," President and Chief Executive Officer John R. Koelmel said. "Even as we expect economic and regulatory headwinds to continue to buffet the industry at large, we are confident in continuing to deliver strong results by executing effectively and with discipline."

First Niagara posted non-GAAP operating earnings of $71.2 million, or $0.25 per diluted share, in the second quarter of 2011, compared to $49.8 million, or $0.24, in the linked quarter, and $44.9 million or $0.22 in the second quarter of 2010.

Total revenue of $291.3 million increased $66.4 million, or 29.5%, over the first quarter of 2011, including $62.6 million related to the NewAlliance acquisition. That performance included 16.7% annualized organic growth in commercial loans and 22.0% annualized growth in core deposits, excluding average acquired NewAlliance balances.

On a GAAP basis, second quarter 2011 net income was $13.6 million, or $0.05 per diluted share, compared to $44.9 million or $0.22 in the linked quarter and $20.0 million or $0.10 in the second quarter of 2010. GAAP net income and EPS, particularly during the second quarters of 2011 and 2010, reflect significant acquisition, integration and restructuring expenses.

Operating Results (Non-GAAP)	Q2 2011	Q1 2011	Q2 2010
Net interest income	$ 230.4	$ 172.9	$ 154.8
Provision for credit losses	17.3	12.9	11.0
Noninterest income	60.9	52.1	46.1
Noninterest expense	166.7	137.9	121.6
Net operating income before non-operating items	$ 71.2	$ 49.8	44.9
Weighted average diluted shares outstanding	282.4	206.6	204.4
Operating earnings per diluted share	$ 0.25	$ 0.24	$ 0.22

Reported Results (GAAP)
Net income before non-operating items	$ 71.2	$ 49.8	$ 44.9
Non-operating items(a)	57.6	4.9	24.9
Net income	$ 13.6	$ 44.9	$ 20.0
Weighted average diluted shares outstanding	282.4	206.6	204.4
Earnings per diluted share	$ 0.05	$ 0.22	$ 0.10

All amounts in millions except earnings per diluted share. The Non-GAAP/Operating Results table above summarized the company's operating results excluding certain non-operating items.
(a)   Amounts are shown net of tax and represent non-recurring expenses related to acquisition, integration and restructuring.

"Our ability to grow commercial loans organically at double-digit rates, and at 20 percent compound annual growth over the last three years, demonstrates the strength of our franchise," Chief Financial Officer Gregory W. Norwood said. "This trend underscores that we are well positioned, even in these uncertain times, to consistently grow the number of businesses and households First Niagara serves. We will continue to manage our business and balance sheet to make ample credit available in the communities we serve, manage credit costs at historically low levels and maintain a strong capital position, thus creating value for our customers and shareholders."

Successful NewAlliance Conversion

First Niagara successfully completed its NewAlliance acquisition on April 15, fully converting and integrating systems and operations in New England during the second quarter. The company's unique ability to simultaneously close and convert its acquisitions allows for total focus on serving existing and new customers' banking needs from day one. As of June 30, after converting about 350,000 customer accounts, overall deposit retention was 96% and core deposit retention was 97%, both exceeding the company's expectations.

In connection with its New England entry in the second quarter, the company's insurance subsidiary, First Niagara Risk Management, acquired Pierson & Smith, a Norwalk, Connecticut insurance brokerage, consulting and third party administration firm. First Niagara Risk Management is a top-50 U.S. insurance broker, and the company has consistently sought top-performing independent firms to complement its entry into new markets. Pierson & Smith is First Niagara's 19th insurance acquisition, and it follows three agency deals in Pennsylvania in 2010 after the bank began operations there.

Organic Loan Growth Remains Very Strong

First Niagara's exceptional lending growth is a direct result of ongoing investments to add capacity and product depth to its relationship banking model. Average total loans and leases in the second quarter of 2011, excluding those acquired in the NewAlliance transaction, grew by $248.4 million, or 9.4%, annualized, compared to the linked quarter.

Second quarter 2011 average commercial lending balance growth remained robust, increasing $292.6 million, or 16.7%, annualized, compared to the linked quarter, excluding loans acquired in the NewAlliance transaction.

Home equity and residential loan growth in the second quarter of 2011, excluding those acquired in the NewAlliance transaction, was consistent with soft consumer demand, though quarter-end balances reflect an increase in activity late in the period. Excluding acquired loans, average home equity balances in the second quarter increased $2.5 million, or 0.7% annualized, compared to the first quarter of 2011, and average residential mortgages declined $35.5 million, or 8.2%, annualized.

Industry Leading Credit Quality Continues

First Niagara's asset quality ratios continued to outperform industry averages and remained consistent with the company's recent performance.  Second quarter 2011 net charge-offs were $7.5 million, representing 0.20% of First Niagara's average loans annualized, or 0.38% excluding all loans acquired at fair value. This compares to $8.1 million in the linked quarter or 0.31% of average loans annualized, or 0.41% excluding all loans acquired at fair value.

First Niagara's second quarter 2011 provision for credit losses was $17.3 million.  As in recent quarters, the provision exceeded net charge-offs as the company increased its level of allowance consistent with the growth and changing mix of its loan portfolio.

Second quarter 2011 nonperforming loans were $82.5 million, representing 0.51% of total loans, or 0.93% excluding loans acquired at fair value.  Nonperforming loans represented 0.75% of total loans in the first quarter of 2011, or 0.98% excluding all loans acquired at fair value.

Core Deposit Growth Continues

Average core deposits for the second quarter of 2011 were $13.5 billion, increasing $3.7 billion from the first quarter of 2011, reflecting the closing of the NewAlliance acquisition.  Average core deposits in the second quarter of 2011, excluding those acquired in the NewAlliance acquisition, increased $539 million or 22.0% annualized over the linked quarter.  Average core deposits increased to 75.7% of total deposits in the second quarter of 2011, compared to 75.1% in the linked quarter.

Average total deposits in the second quarter reflected growth in money market deposits, partially offset by lower business demand balances and deliberate reductions in higher-cost CD balances of approximately $169 million, excluding those acquired in the NewAlliance transaction, as the company remained focused on more profitable customer relationships.

Net Interest Income Up Significantly

As expected given the NewAlliance acquisition, net interest margin decreased to 3.65% in the second quarter of 2011.  Second quarter net interest income grew by $57.6 million to $230.4 million, compared to the linked first quarter, reflective of the addition of $899 million in average net interest-earning assets primarily associated with the NewAlliance acquisition.

Noninterest Income and Expense Reflect NewAlliance Transaction

Second quarter noninterest income of $60.9 million, was up $8.8 million compared to the first quarter of 2011. Excluding NewAlliance, second quarter 2011 noninterest income was down $0.3 million from the linked quarter, primarily due to the exceptional performance of First Niagara's Capital Markets business in the first quarter of 2011.  Entry into New England will offer a substantive opportunity to provide financial services products to an expanded customer base.

Operating (non-GAAP) noninterest expense for the second quarter was $166.7 million, reflecting the NewAlliance acquisition. Excluding NewAlliance, noninterest expense was relatively flat.

Reported (GAAP) noninterest expense for the current quarter totaled $255.1 million. It included $88.5 million in non-operating expenses from the NewAlliance acquisition, as well as previously announced restructuring and repositioning initiatives to redeploy current resources to drive improved operating leverage, including branch closures and consolidations, leveraging the company's scale in back-office services and making more efficient use of facilities as it continues to recruit talent and build its workforce to support First Niagara's expansion.

Capital Management Initiatives

During the second quarter of 2011, the company repurchased 8.7 million shares of its common stock at a total cost of approximately $121 million. Current buyback authorization allows for the repurchase of an additional 12.3 million shares.

At June 30, 2011 the company's estimated consolidated Total Risk Based capital and Tier 1 Common Risk Based capital ratios were 12.65% and 11.36%, respectively. First Niagara remains well above current regulatory guidelines for well capitalized institutions.

About First Niagara

First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, N.A., has $31 billion in assets, $19 billion in deposits, 346 branches and approximately 5,000 employees, as of June 30, 2011.  First Niagara is a community-oriented bank providing financial services to individuals, families and businesses across Upstate New York, Pennsylvania, Connecticut and Massachusetts.  For more information, visit www.fnfg.com.

Investor Call

A conference call will be held at 11 a.m. Eastern Time on Thursday, July 21, 2011 to discuss the company's financial results and business strategy. Those wishing to participate in the call may dial toll-free 1-877-709-8150. A replay of the call will be available until August 4, 2011 by dialing 1-877-660-6853, Account # 240, Conference ID # 374802.

Non-GAAP Measures - The Company believes that non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the company, and facilitate investors' assessments of business and performance trends in comparison to others in the financial services industry.  In addition, the company believes the exclusion of these non-operating items enables management to perform a more effective evaluation and comparison of the company's results and to assess performance in relation to the company's ongoing operations.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real estate and business loans and non-performing loans.

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (unaudited)

	2011		2010
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,

SELECTED FINANCIAL DATA
(Amounts in thousands)
Cash and cash equivalents	$318,820	220,997	213,820	315,608	332,705	186,832
Investment securities:
Available for sale	8,219,695	5,424,731	7,289,455	7,341,505	7,131,393	4,876,925
Held to maturity	2,939,933	3,030,320	1,025,724	1,125,184	1,038,866	1,038,566
FHLB and FRB common stock	305,241	166,357	183,800	171,814	165,960	55,650
Loans held for sale	51,141	26,955	37,977	50,092	76,574	35,168
Loans and leases:
Commercial:
Real estate	6,130,301	4,541,739	4,370,857	4,281,222	4,235,135	3,131,169
Business	3,335,330	2,697,274	2,623,079	2,275,563	2,170,155	1,751,306
Total commercial loans	9,465,631	7,239,013	6,993,936	6,556,785	6,405,290	4,882,475
Residential real estate	4,270,811	1,701,544	1,692,198	1,757,457	1,828,009	1,588,317
Home equity	2,160,665	1,507,292	1,524,570	1,481,301	1,456,491	712,219
Other consumer	272,118	263,394	272,710	277,941	274,730	190,027
Total loans and leases	16,169,225	10,711,243	10,483,414	10,073,484	9,964,520	7,373,038
Allowance for credit losses	107,028	100,126	95,354	94,532	90,409	89,488
Loans and leases, net	16,062,197	10,611,117	10,388,060	9,978,952	9,874,111	7,283,550
Bank owned life insurance	378,241	232,748	230,718	228,723	226,653	133,629
Premises and equipment	292,778	227,136	217,555	209,508	210,439	163,573
Goodwill and other intangibles	1,829,712	1,108,811	1,114,144	1,099,446	1,099,155	931,347
Other assets	491,888	390,673	382,600	350,708	362,503	262,838
Total assets	$30,889,646	21,439,845	21,083,853	20,871,540	20,518,359	14,968,078

Deposits:
Savings accounts	$2,767,951	1,271,494	1,235,004	1,235,201	1,274,039	932,698
Interest-bearing checking	2,028,645	1,726,379	1,705,537	1,783,788	1,729,043	1,057,349
Money market deposits	6,878,214	5,177,242	4,919,014	4,941,989	4,851,504	3,825,794
Noninterest-bearing deposits	2,738,917	2,050,034	1,989,505	1,815,201	1,870,004	1,301,730
Certificates of deposit	4,486,768	3,230,674	3,299,784	3,619,004	4,033,584	2,676,890
Total deposits	18,900,495	13,455,823	13,148,844	13,395,183	13,758,174	9,794,461

Short-term borrowings	1,466,745	970,262	1,788,566	1,634,481	1,691,820	1,034,236
Long-term borrowings	6,134,181	3,933,791	3,104,908	2,708,639	1,974,737	1,447,392
Other liabilities	395,390	304,937	276,465	326,676	320,163	285,367
Total liabilities	26,896,811	18,664,813	18,318,783	18,064,979	17,744,894	12,561,456
Stockholders' equity	3,992,835	2,775,032	2,765,070	2,806,561	2,773,465	2,406,622
Total liabilities and stockholders' equity	$30,889,646	21,439,845	21,083,853	20,871,540	20,518,359	14,968,078

Total interest-earning assets	$27,560,036	19,278,620	18,922,199	18,604,341	18,234,177	13,326,364
Total interest-bearing liabilities	23,762,504	16,309,842	16,052,813	15,923,102	15,554,727	10,974,359
Net interest-earning assets	$3,797,532	2,968,778	2,869,386	2,681,239	2,679,450	2,352,005

Tangible equity (1)	$2,163,123	1,666,221	1,650,926	1,707,115	1,674,310	1,475,275
Unrealized gain (loss) on securities	$102,754	63,893	70,690	131,572	117,422	42,970
Total loans serviced for others	$1,834,004	1,572,925	1,554,083	1,397,674	1,293,436	875,814

Legacy loans (3)	$8,859,695	8,210,106	7,833,695	7,239,939	6,954,592	6,738,529
Acquired loans (4)	7,576,334	2,616,387	2,772,158	2,953,752	3,134,100	675,434
Credit related discount on acquired loans (5)	(266,804)	(115,250)	(122,439)	(120,207)	(124,172)	(40,925)
Total Loans	$16,169,225	10,711,243	10,483,414	10,073,484	9,964,520	7,373,038

ASSET QUALITY DATA
(Amounts in thousands)
Nonperforming loans:
Commercial real estate	$42,881	37,346	44,065	49,271	47,648	44,149
Commercial business	20,021	24,823	25,819	25,924	11,652	18,010
Residential real estate	14,484	13,433	14,461	13,156	11,050	10,811
Home equity	4,748	4,467	4,605	4,809	3,238	3,558
Other consumer	379	299	373	1,020	750	1,392
Total nonperforming loans	82,513	80,368	89,323	94,180	74,338	77,920
Real estate owned	12,315	6,955	8,647	8,619	8,559	6,774
Total nonperforming assets	$94,828	87,323	97,970	102,799	82,897	84,694

Total classified loans(6)	700,813	564,037	481,074	462,902	386,123	305,461
Total criticized loans(7)	1,253,937	972,148	942,941	859,219	804,045	535,919

Acquired loans 90 days past due still accruing(8)	$134,869	62,942	58,097	56,716	48,221	--
Accruing troubled debt restructurings (TDR)	$18,794	27,027	21,607	18,932	19,397	18,857

Net loan charge-offs (recoveries):
Commercial real estate	$2,787	2,006	4,765	3,078	8,849	4,275
Commercial business	3,439	4,391	6,082	3,187	658	7,135
Residential real estate	177	662	389	55	164	56
Home equity	829	781	809	196	358	162
Other consumer	305	288	634	361	50	318
Total net loan charge-offs	$7,537	8,128	12,679	6,877	10,079	11,946

ASSET QUALITY RATIOS

Net charge-offs to average loans (annualized)	0.20%	0.31%	0.49%	0.27%	0.41%	0.66%
Provision to average loans (annualized)	0.38%	0.49%	0.53%	0.43%	0.45%	0.73%
Total nonperforming loans to loans	0.51%	0.75%	0.85%	0.93%	0.74%	1.05%
Total nonperforming assets to assets	0.31%	0.41%	0.46%	0.49%	0.40%	0.57%
Allowance to loans	0.66%	0.93%	0.91%	0.93%	0.90%	1.21%
Allowance to nonperforming loans	129.7%	124.6%	106.8%	100.4%	121.6%	114.9%
Texas ratio (9)	10.12%	8.51%	8.94%	8.85%	7.43%	5.41%

CAPITAL
Consolidated:
Tier 1 risk based capital	12.04%	13.32%	13.54%	14.25%	14.27%	17.54%
Tier 1 common capital (10)	11.36%	12.56%	12.76%	13.42%	13.43%	17.39%
Total risk based capital	12.65%	14.13%	14.35%	15.09%	15.09%	18.65%
Leverage ratio (11)	7.81%	8.21%	8.14%	8.37%	8.75%	--
Tangible capital (11)	--	--	--	--	--	10.15%
Equity to assets	12.93%	12.94%	13.11%	13.45%	13.52%	16.08%
Tangible common equity to tangible assets (1)	7.44%	8.20%	8.27%	8.63%	8.62%	10.51%

First Niagara Bank, N.A.:
Tier 1 risk based capital	11.62%	11.23%	11.06%	11.88%	11.59%	13.08%
Total risk based capital	12.23%	12.04%	11.86%	12.72%	12.40%	14.20%
Leverage ratio (11)	7.51%	6.92%	6.64%	6.97%	7.10%	--
Tangible capital (11)	--	--	--	--	--	7.55%

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (unaudited) (Cont'd)

	2011			2010
	Year-to-Date	Second	First	Year Ended	Fourth	Third	Second	First
	June 30,	Quarter	Quarter	December 31,	Quarter	Quarter	Quarter	Quarter

SELECTED OPERATIONS DATA
(Amounts in thousands)
Interest income	$486,254	277,370	208,884	745,588	205,320	200,636	195,129	144,503
Interest expense	82,949	46,933	36,016	147,834	37,772	39,357	40,371	30,334
Net interest income	403,305	230,437	172,868	597,754	167,548	161,279	154,758	114,169
Provision for credit losses	30,207	17,307	12,900	48,631	13,500	11,000	11,000	13,131
Net interest income after provision	373,098	213,130	159,968	549,123	154,048	150,279	143,758	101,038

Noninterest income:
Banking services	43,619	24,613	19,006	80,773	22,230	21,007	21,529	16,007
Insurance commissions	32,799	17,044	15,755	51,634	13,130	13,573	12,768	12,163
Wealth management services	14,617	7,883	6,734	19,838	4,940	5,939	5,711	3,248
Mortgage banking	4,649	3,386	1,263	12,230	6,052	3,320	1,626	1,232
Other income	17,285	7,969	9,316	22,140	7,760	5,666	4,416	4,298
Total noninterest income	112,969	60,895	52,074	186,615	54,112	49,505	46,050	36,948

Noninterest expense:
Salaries and benefits	163,968	90,192	73,776	246,619	65,698	68,603	64,081	48,237
Occupancy and equipment	35,149	18,952	16,197	54,964	16,053	15,582	13,422	9,907
Technology and communications	26,800	13,929	12,871	45,698	12,878	12,769	11,403	8,649
Marketing and advertising	6,572	3,880	2,692	18,388	3,383	5,782	7,691	1,532
Professional services	15,177	9,138	6,039	18,528	7,538	4,426	4,054	2,510
Amortization of intangibles	12,062	6,573	5,489	19,458	5,447	5,453	5,311	3,247
FDIC premiums	12,462	6,267	6,195	18,923	5,871	4,630	4,959	3,463
Merger and acquisition integration expenses	83,004	76,828	6,176	49,889	5,904	1,916	35,837	6,232
Repositioning charges	12,712	11,656	1,056	--	--	--	--	--
Other expense	32,385	17,726	14,659	50,860	16,562	13,448	11,445	9,405
Total noninterest expense	400,291	255,141	145,150	523,328	139,334	132,609	158,203	93,182

Income before income taxes	85,776	18,884	66,892	212,410	68,826	67,175	31,605	44,804
Income taxes	27,308	5,334	21,974	72,057	22,971	21,579	11,602	15,905
Net income	$58,468	13,550	44,918	140,353	45,855	45,596	20,003	28,899

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (unaudited) (Cont'd)

	2011			2010
	Year-to-Date	Second	First	Year Ended	Fourth	Third	Second	First
	June 30,	Quarter	Quarter	December 31,	Quarter	Quarter	Quarter	Quarter

SELECTED AVERAGE BALANCES
(Amounts in thousands)
Interest-earning assets:
Securities, at amortized cost	$9,315,723	10,514,125	8,104,008	7,185,292	8,214,033	7,913,769	7,121,805	5,453,217
Loans and leases (12)
Commercial:
Real estate	5,122,388	5,807,141	4,430,619	3,960,268	4,300,625	4,245,670	4,194,002	3,084,272
Business	2,869,424	3,119,841	2,615,778	2,114,500	2,447,918	2,210,288	2,079,222	1,711,428
Total commercial loans	7,991,812	8,926,982	7,046,397	6,074,768	6,748,543	6,455,958	6,273,224	4,795,700
Residential real estate	2,781,506	3,848,440	1,738,384	1,790,873	1,762,346	1,853,018	1,900,471	1,645,693
Home equity	1,777,078	2,038,870	1,508,189	1,263,407	1,503,187	1,460,801	1,374,245	704,450
Other consumer	269,536	270,356	272,894	247,222	269,090	270,416	260,953	187,272
Total loans and leases	12,819,932	15,084,648	10,565,864	9,376,270	10,283,166	10,040,193	9,808,893	7,333,115
Other interest-earning assets	292,594	354,634	193,430	180,042	204,462	191,650	235,636	87,000

Total interest-earning assets	22,428,249	25,953,407	18,863,301	16,741,604	18,701,661	18,145,612	17,166,334	12,873,332
Goodwill and other intangibles	1,427,369	1,738,948	1,112,329	1,063,794	1,107,958	1,101,044	1,110,565	933,279
Other noninterest-earning assets	1,274,685	1,404,670	1,143,876	1,056,896	1,199,525	1,212,134	1,071,189	737,960
Total assets	$25,130,303	29,097,025	21,119,506	18,862,294	21,009,144	20,458,790	19,348,088	14,544,571

Interest-bearing liabilities:
Savings accounts	$1,907,423	2,554,837	1,243,856	1,164,416	1,232,897	1,260,792	1,242,052	917,397
Interest-bearing checking	1,850,995	2,027,385	1,732,971	1,541,259	1,710,655	1,734,463	1,675,705	1,034,659
Money market deposits	5,713,454	6,406,684	5,012,521	4,576,958	4,994,303	4,881,109	4,725,441	3,689,294
Certificates of deposit	3,807,430	4,355,235	3,253,538	3,526,389	3,441,656	3,822,620	4,007,431	2,823,804
Borrowed funds	5,987,557	6,983,084	4,963,087	3,430,215	4,631,406	3,833,711	2,991,598	2,233,362
Total interest-bearing liabilities	19,266,859	22,327,225	16,205,973	14,239,237	16,010,917	15,532,695	14,642,227	10,698,516

Noninterest-bearing deposits	2,217,179	2,542,134	1,837,248	1,667,760	1,873,709	1,814,399	1,728,853	1,245,565
Other noninterest-bearing liabilities	335,148	388,565	299,019	271,918	306,253	303,199	277,838	198,858
Total liabilities	21,819,186	25,257,924	18,342,240	16,178,915	18,190,879	17,650,293	16,648,918	12,142,939

Stockholders' equity	3,311,117	3,839,101	2,777,266	2,683,379	2,818,265	2,808,497	2,699,170	2,401,632

Total liabilities and stockholders' equity	$25,130,303	29,097,025	21,119,506	18,862,294	21,009,144	20,458,790	19,348,088	14,544,571

Net interest-earning assets	$3,161,390	3,626,182	2,657,328	2,502,367	2,690,744	2,612,917	2,524,107	2,174,816
Total core deposits	11,689,051	13,531,040	9,826,596	8,950,393	9,811,564	9,690,763	9,372,051	6,886,915
Total deposits	15,496,481	17,886,275	13,080,134	12,476,782	13,253,220	13,513,383	13,379,482	9,710,719
Tangible equity (1)	1,883,748	2,100,153	1,664,937	1,619,585	1,710,307	1,707,453	1,588,605	1,468,353

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (unaudited) (Cont'd)
Reported Press Release Tables

	2011			2010
	Year-to-Date	Second	First	Year Ended	Fourth	Third	Second	First
	June 30,	Quarter	Quarter	December 31,	Quarter	Quarter	Quarter	Quarter

STOCK AND RELATED PER SHARE DATA
(Shares in thousands)
Earnings per share:
Basic	$0.24	0.05	0.22	0.70	0.22	0.22	0.10	0.16
Diluted	0.24	0.05	0.22	0.70	0.22	0.22	0.10	0.16
Cash dividends	0.32	0.16	0.16	0.57	0.15	0.14	0.14	0.14
Dividend payout ratio	133.33%	320.00%	72.73%	81.43%	68.18%	63.64%	140.00%	87.50%
Dividend yield (annualized)		4.86%	4.78%	4.08%	4.26%	4.77%	4.48%	3.99%
Market price (NASDAQ: FNFG):
High	$15.10	14.54	15.10	14.88	14.40	13.79	14.88	14.86
Low	13.02	13.02	13.54	11.23	11.51	11.23	12.25	13.00
Close	13.20	13.20	13.58	13.98	13.98	11.65	12.53	14.23

Book value per share (13)		13.52	13.45		13.42	13.63	13.48	12.98

Tangible book value per share (1) (13)		7.33	8.08		8.01	8.29	8.14	7.96

Weighted average common shares outstanding(13):
Basic	244,018	281,496	206,124	200,274	205,901	205,821	203,962	185,121
Diluted	244,914	282,420	206,644	200,596	206,229	206,058	204,402	185,585
Common shares outstanding		309,090	209,432		209,112	209,059	209,040	188,719
Treasury shares		13,845	5,674		5,994	6,047	6,066	6,092

SELECTED RATIOS
(Annualized where appropriate)
Return on average assets	0.47%	0.19%	0.86%	0.74%	0.87%	0.88%	0.41%	0.81%
Common equity:
Return on average equity	3.56%	1.42%	6.56%	5.23%	6.46%	6.44%	2.97%	4.88%
Return on average tangible equity (1)	6.26%	2.59%	10.94%	8.67%	10.64%	10.59%	5.05%	7.98%
Total equity:
Return on average equity	3.56%	1.42%	6.56%	5.23%	6.46%	6.44%	2.97%	4.88%
Return on average tangible equity (1)	6.26%	2.59%	10.94%	8.67%	10.64%	10.59%	5.05%	7.98%

Noninterest income as a percentage of net revenue	21.9%	20.9%	23.1%	23.8%	24.4%	23.5%	22.9%	24.4%
Efficiency ratio - Consolidated	77.5%	87.6%	64.5%	66.7%	62.9%	62.9%	78.8%	61.7%
- Banking segment (14)	76.7%	87.5%	62.5%	65.0%	60.5%	61.1%	70.3%	59.5%

Net loan charge-offs	$15,665	7,537	8,128	41,580	12,679	6,877	10,079	11,946
Net charge-offs to average loans (annualized)	0.25%	0.20%	0.31%	0.44%	0.49%	0.27%	0.41%	0.66%
Provision to average loans (annualized)	0.43%	0.38%	0.49%	0.52%	0.53%	0.43%	0.45%	0.73%

Personnel FTE		4,751	3,825		3,791	3,725	3,748	2,966

Number of branches		346	257		257	255	255	172

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (unaudited) (Cont'd)

	2011			2010
	Year-to-Date	Second	First	Year Ended	Fourth	Third	Second	First
	June 30,	Quarter	Quarter	December 31,	Quarter	Quarter	Quarter	Quarter

SELECTED AVERAGE YIELDS/RATES
(Tax equivalent basis)
Interest-earning assets:
Securities, at amortized cost	3.71%	3.63%	3.83%	3.51%	3.45%	3.50%	3.54%	3.56%
Loans and leases
Commercial:
Real estate	5.48%	5.42%	5.56%	5.75%	5.69%	5.70%	5.91%	5.71%
Business	4.39%	4.30%	4.43%	4.88%	4.86%	4.83%	5.21%	4.57%
Total commercial loans	5.09%	5.03%	5.14%	5.45%	5.39%	5.40%	5.68%	5.30%
Residential real estate	4.70%	4.56%	4.96%	5.09%	4.93%	5.04%	5.18%	5.24%
Home equity	4.56%	4.58%	4.52%	4.66%	4.56%	4.50%	4.82%	4.89%
Other consumer	6.99%	7.10%	6.59%	7.40%	7.27%	7.56%	6.62%	8.48%
Total loans and leases	5.02%	4.93%	5.12%	5.32%	5.24%	5.26%	5.48%	5.33%
Other interest-earning assets	3.15%	2.58%	4.15%	2.99%	4.73%	3.10%	1.23%	3.36%

Total interest-earning assets	4.47%	4.37%	4.58%	4.52%	4.45%	4.47%	4.62%	4.57%

Interest-bearing liabilities:
Savings accounts	0.23%	0.29%	0.10%	0.14%	0.11%	0.12%	0.17%	0.14%
Interest-bearing checking	0.12%	0.13%	0.11%	0.19%	0.16%	0.20%	0.25%	0.13%
Money market deposits	0.54%	0.58%	0.48%	0.60%	0.48%	0.59%	0.68%	0.69%
Certificates of deposit	0.98%	0.88%	1.11%	1.10%	1.12%	1.11%	1.10%	1.07%
Borrowed funds	1.55%	1.47%	1.67%	2.23%	1.78%	2.07%	2.63%	2.89%
Total interest-bearing liabilities	0.87%	0.84%	0.90%	1.04%	0.93%	1.00%	1.10%	1.15%

Total interest bearing deposits	0.56%	0.56%	0.56%	0.66%	0.59%	0.65%	0.71%	0.69%
Total core deposits	0.32%	0.35%	0.28%	0.36%	0.29%	0.35%	0.41%	0.41%
Total deposits	0.48%	0.48%	0.48%	0.57%	0.50%	0.56%	0.62%	0.60%

Tax equivalent net interest rate spread	3.60%	3.53%	3.68%	3.48%	3.52%	3.47%	3.52%	3.42%
Tax equivalent net interest rate margin	3.72%	3.65%	3.80%	3.64%	3.65%	3.61%	3.68%	3.61%

(1) Excludes goodwill and other intangible assets. These are non-GAAP financial measures that we believe provide investors with information that is useful in understanding our financial performance and position.
(2) Net revenue is comprised of the total of net interest income and noninterest income.
(3) Represents total loans excluding loans acquired from NewAlliance, Harleysville or National City Bank.
(4) Represents the carrying value of acquired loans plus the principal not expected to be collected.
(5) Represents principal on acquired loans not expected to be collected.
(6) Includes consumer loans, which are considered classified when they are 90 days or more past due. Classified loans include substandard, doubtful, and loss, which are consistent with regulatory definitions, and as described in Item 1, "Business", under the heading "Classification of Assets" in our Annual Report on 10-K for the year ended December 31, 2010.
(7) Includes consumer loans, which are considered criticized when they are 60 days or more past due. Criticized loans include special mention, substandard, doubtful, and loss, which are consistent with regulatory definitions, and as described in Item 1, "Business", under the heading "Classification of Assets" in our Annual Report on 10-K for the year ended December 31, 2010.
(8) All such loans represent acquired loans that were originally recorded at fair value upon acquisition. These loans are considered to be accruing as we primarily recognize interest income through the accretion of the difference between the carrying value of these loans and their expected cash flows.
(9) The Texas ratio is computed by dividing the sum of nonperforming assets and loans 90 days past due still accruing by the sum of tangible equity and the allowance of credit losses. This is a non-GAAP financial measure that we believe provided investors with information that is useful in understanding our financial performance and position.
(10) Tier 1 common capital is computed by subtracting the sum of preferred stock and the subordinated debentures associated with trust preferred securities from Tier 1 capital, divided by risk weighted assets. This is a non-GAAP financial measure that we believe provides investors with information that is useful in understanding our financial performance and position.
(11) Tangible capital ratio presented for periods ended prior to First Niagara Bank's conversion to a national bank regulated by the OCC. Leverage ratio disclosed for periods ended subsequent to such conversion.
(12) Includes nonaccrual loans.
(13) Excludes unallocated ESOP shares and unvested restricted stock shares.
(14) Includes operating results for the banking activities segment as defined in the Company's quarterly and annual reports.
CONTACT: First Niagara Contacts

         Investors:
         Michael W. Harrington
         Treasurer and Chief Investment Officer
         (716) 625-7701
         michael.harrington@fnfg.com

         News Media:
         Jeffrey A. Schoenborn
         Public Relations and Corporate Communications
         (716) 819-5921
         Email_PR@fnfg.com